UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2015

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

As previously announced on June 30, 2015, ConAgra Foods, Inc. (the "Company") is pursuing the divestiture of its Private Brands operations. On August 7, 2015, management of the Company determined that assets related to the Private Brands segment are required to be classified as assets held for sale. As a result of this determination and preliminary indications of interest from potential buyers, management of the Company concluded that the assets held for sale are impaired. The Company is unable at this time to estimate in good faith the amount of the impairment charges related to the Private Brands assets. In addition, the Company is unable at this time to determine the size or impact of income tax consequences related to the transaction, including the extent to which the Company will be able to recognize any or all of the income tax benefits expected to be generated from the transaction. The Company expects to file an amended Current Report on Form 8-K under this Item 2.06 within four business days after the date upon which it makes a determination of an estimate or range of estimates for any such impairment charge and related tax impacts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

August 13, 2015	By:	Lyneth Rhoten

Name: Lyneth Rhoten
Title: Vice President, Securities Counsel and Assistant Corporate Secretary